Exhibit T3A.2

State of Delaware

Office of the Secretary of State

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE. DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “CBL & ASSOCIATES LIMITED PARTNERSHIP” FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1993, AT 4:30 O’CLOCK P.M.

William T. Quillen. Secretary of State
	AUTHENTICATION:	* 3980387
723197108	DATE:	07/19/1993

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

1.     The name of the limited partnership is CBL & Associates Limited Partnership.

2.     The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3.     The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS

CBL & Associates	One Park Place
Properties, Inc.	6148 Lee Highway
Chattanooga, Tennessee 37421-2931

IN WITNESS WHEREOF, the undersigned has executed this certificate of Limited Partnership of CBL & Associates Limited Partnership, as of July 15, 1993.

CBL & Associates Properties, Inc.,
as General Partner

By:
	Name :	Charles B. Lebovitz
	Title :	Chairman of the Board,
President and Chief
Executive Officer